UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of the
                           Securities Exchange Act of 1934


October 16, 2007
Date of report (Date of earliest event reported):


Bear Stearns Mortgage Funding Trust 2007-AR5
(Exact name of issuing entity as specified in its charter)


Structured Asset Mortgage Investments II Inc.
(Exact name of depositor as specified in its charter)


EMC Mortgage Corporation
(Exact name of sponsor as specified in its charter)


New York                           333-140247-10              54-2199981
(State or other jurisdiction of    (Commission File Number    54-2199982
incorporation of issuing entity)    of issuing entity)        54-2199983
                                                              54-2199984
                                                              54-6747800
                                                              (IRS Employer
                                                              Identification
                                                              Nos. of issuing
                                                              entity)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                                    21045
(Address of principal executive offices of the issuing entity)  (Zip Code)

(410) 884-2000
(Telephone number, including area code)


N/A
(Former name or former address, if changed since last report:)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Section 6 - Asset-Backed Securities

Item 6.04 - Failure to Make a Required Distribution.

On October 16, 2007, the Securities Administrator determined that the servicing fee rate was erroneously applied to all mortgage loans included in the BSMF 2007-AR5 transaction at a rate that was double the correct servicing fee rate in connection with the August 2007 distribution. As a result, $348,723.63 in interest collections on the mortgage loans remained in the distribution account and was not paid to the certificateholders. The certificateholders will receive the correct payments on October 19, 2007 and an updated distribution report on Form 10-D will be filed with the Securities and Exchange Commission.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bear Stearns Mortgage Funding trust 2007-AR5
(Issuing Entity)


EMC Mortgage Corporation
(Servicer)

/s/ Mark Novachek
Mark Novachek, Senior Vice President

Date: October 19, 2007